                                                                    Exhibit 12.1


                               Dean Foods Company
                Computation of Ratio of Earnings to Fixed Charges
                                  (In Millions)



                                                13 Weeks Ended
                                                August 27, 2000
                                                ---------------
Income before taxes                                $42.7
                                                   -----

 Fixed charges:
   Interest expense                                 17.5
   Portion of rentals (33%)                          4.2
                                                   -----

   Total fixed charges                              21.7
                                                   -----

 Earnings before taxes and  fixed charges          $64.4
                                                   =====

 Ratio of earnings to fixed charges                  3.0
                                                   =====